Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ARMADA ACQUISITION CORP. I”, FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 2023, AT 1:32 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4074709 8100 SR# 20230351334	Authentication: 202632077 Date: 02-02-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:32 PM 02/02/2023
FILED 01:32 PM 02/02/2023
SR 20230351334 - File Number 4074709

AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARMADA ACQUISITION CORP. I

Pursuant to Section 242 of the

Delaware General Corporation Law

ARMADA ACQUISITION CORP. I (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.

The name of the Corporation is Armada Acquisition Corp. I. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 5, 2020 (the “Original Certificate”) and was subsequently amended and restated on February 4, 2021. A Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 12, 2021 (the “Amended and Restated Certificate of Incorporation”).

2.	This Amendment to the Second Amended and Restated Certificate of Incorporation amends the Second Amended and Restated Certificate of Incorporation of the Corporation.

3.

This Amendment to the Second Amended and Restated Certificate of Incorporation was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.

This Amendment to the Second Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of the capital stock of the Corporation entitled to vote generally at a meeting of stockholders in accordance with the provisions of Sections 228 and 242 of the DGCL.

5.	The text of Section F of Article SIXTH is hereby amended and restated to read in full as follows:

“F. In the event that the Corporation does not consummate a Business Combination by August 17, 2023 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open) (the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten (1 0) business days thereafter, redeem 100% of the IPO Shares for cash for a redemption price per share equal to the amount then held in the Trust Account, less any interest for any income, excise or other taxes payable, divided by the total number of IPO Shares then outstanding (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the DGCL, including the adoption of a resolution by the Board pursuant to Section 275(a) of the DGCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the DGCL, dissolve and liquidate, subject (in the case of clauses (ii) and (iii) above) to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.”

IN WITNESS WHEREOF, Armada Acquisition Corp. I has caused this Amendment to the Second Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of this 2nd day of February, 2023.

ARMADA ACQUISITION CORP. I

By:	/s/ Stephen P. Herbert
Name:	Stephen P. Herbert
Title:	President